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                       POLYTAMA INTERNATIONAL FINANCE B.V.
                                       AND

                             P.T. POLYTAMA PROPINDO

                             OFFER TO EXCHANGE THEIR
                      8% GUARANTEED SECURED NOTES DUE 2017
                                    AND THEIR
                6% GUARANTEED SECURED EXCHANGEABLE NOTES DUE 2012
                              FOR THEIR OUTSTANDING
                    11 1/4% GUARANTEED SECURED NOTES DUE 2007
                              (CUSIP NO. 7318OUAA)
             AND SOLICITATION OF CONSENTS TO PROPOSED WAIVERS UNDER
                         AND AMENDMENTS TO THE INDENTURE
             GOVERNING THE 11 1/4% GUARANTEED SECURED NOTES DUE 2007

       PURSUANT TO THE AMENDED CONFIDENTIAL OFFERING CIRCULAR AND CONSENT
                 SOLICITATION STATEMENT DATED DECEMBER 19, 2002

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON DECEMBER 27, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

     YOUR PROMPT ACTION IS REQUESTED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS AS QUICKLY AS POSSIBLE TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD EXISTING NOTES (AS DEFINED BELOW) IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE.

     Polytama International Finance B.V. (the "Issuer") and P.T. Polytama Propindo (the "Company") are offering to exchange (the "Exchange Offer"), based on the face value of the Existing Notes (as defined below), (1) $0.5171 principal amount (as determined by DTC) of their 8% Guaranteed Secured Notes due 2017 (the "New Senior Notes") and (2) $0.1724 principal amount (as determined by
DTC) of their 6% Guaranteed Secured Exchangeable Notes due 2012 (the "New Exchangeable Notes" and, together with the New Senior Notes, the "New Notes") for each $1.00 principal amount of their outstanding 11 1/4% Guaranteed Secured Notes due 2007 (the "Existing Notes"). In connection with the Exchange Offer, the Issuer and the Company also are soliciting consents (the "Consent Solicitation") from Holders to certain waivers under and amendments to the indenture governing the Existing Notes (the "Proposed Waivers and Amendments").

     The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Amended Confidential Offering Circular and Consent Solicitation Statement dated December 19, 2002 (the "Amended Offering Circular") and the accompanying Consent and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Amended Offering Circular.

     Please furnish copies of the following enclosed materials to your clients for whose accounts you hold Existing Notes registered in your name or in the name of your nominee:

     l.   AMENDED OFFERING CIRCULAR;

     2. CONSENT AND LETTER OF TRANSMITTAL for your use in accepting the offers to exchange Existing Notes and deliver the related Consents and for the information (or the use, where relevant) of your clients (manually signed

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facsimile copies of the Consent and Letter of Transmittal may be used to tender
Existing Notes and to deliver the related Consents);

     3. NOTICE OF GUARANTEED DELIVERY to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Time or if the procedures for book-entry transfer cannot be completed on a timely basis;

     4. A printed FORM OF LETTER that may be sent to your clients for whose accounts or benefits you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer and Consent Solicitation; and

     5. GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

     CONSUMMATION OF THE EXCHANGE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS:
(1) RECEIPT OF THE MINIMUM CONSENT AND THE MINIMUM TENDER, (2) EXECUTION AND DELIVERY OF THE SUPPLEMENTAL INDENTURE, (3) THE DEPOSIT OF FUNDS IN CONNECTION WITH THE DEFEASANCE OF THE EXISTING NOTES UPON CONSUMMATION OF THE EXCHANGE OFFER, (4) THE RELEASE OF ALL LIENS SECURING THE COLLATERAL ON THE EXISTING NOTES AND (5) OTHER CUSTOMARY CONDITIONS. SEE THE SECTION OF THE AMENDED OFFERING CIRCULAR ENTITLED "THE EXCHANGE OFFER AND CONSENT SOLICITATION--CONDITIONS TO THE EXCHANGE OFFER."

     To participate in the Exchange Offer and Consent Solicitation, a Holder must cause each of the following to be received by the Exchange Agent at its address or facsimile number, as applicable, set forth on the back cover page of the Amended Offering Circular prior to the Expiration Time (unless the Holder has previously tendered pursuant to the Company's and the Issuer's Confidential Offering Circular dated November 7, 2002 (the "Original Offering Circular"), in which case, no other action is required from such Holder), in each case in accordance with the instructions set forth in the Consent and Letter of Transmittal and the procedures set forth in the Amended Offering Circular under the caption "The Exchange Offer and Consent Solicitation--Procedures for Tendering Existing Notes and Delivering Consents":

     1. Certificates representing tendered Existing Notes or timely confirmation of a book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC;

     2. A properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof) with any and all required signature guarantees or a properly transmitted Agent's Message if DTC's ATOP system is used; and

     3. Any other documents required by the Consent and Letter of Transmittal and the Amended Offering Circular.

     If a Holder of Existing Notes wishes to tender Existing Notes pursuant to the Exchange Offer but it is impracticable for such Holder to deliver certificates for such Existing Notes and all other required documents to the Exchange Agent or to comply with the book-entry delivery procedures, in each case, on or prior to the Expiration Time, a tender of Existing Notes (and delivery of the related Consents) may be effected by following the guaranteed delivery procedures described in the Offering Circular under the caption "The Exchange Offer and Consent Solicitation--Procedures for Tendering Existing Notes and Delivering Consents."

     To tender your Existing Notes in the Exchange Offer after the date of the Amended Offering Circular, you must also consent to the Proposed Waivers and Amendments. Holders who validly tender Existing Notes after the date of the Amended Offering Circular pursuant to the Exchange Offer will be deemed to have delivered their Consent to the Proposed Waivers and Amendments with respect to such Existing Notes tendered. Similarly, to deliver a Consent to the Proposed Waivers and Amendments, you must tender (or retender, if applicable) your Existing Notes. Existing Notes previously tendered and accepted pursuant to the Original Offering Circular shall be deemed to have been tendered in the Exchange Offer with no other action required from the Holder thereof. However, Holders who tendered their Existing Notes prior to the date of the Amended Offering Circular that wish to

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deliver or Consent to the Proposed Waivers and Amendments must withdraw and resubmit such tender along with the requisite Consent.

     Existing Notes previously tendered and any Existing Notes tendered prior to the Expiration Time may be withdrawn (and any related Consents thereby revoked) at any time at or prior to the Expiration Time. A previously delivered Consent may be revoked only by withdrawing the tender of the Existing Notes to which such Consent relates in accordance with the procedures set forth in the Amended Offering Circular and the Consent and Letter of Transmittal. A valid withdrawal of a previous tender of Existing Notes will be deemed to revoke any related Consent.

     We will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Existing Notes. We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Amended Offering Circular and the related documents to the beneficial owners of the Existing Notes held by them as nominee or in a fiduciary capacity. We will pay or cause to be paid all transfer taxes applicable to the tender of Existing Notes pursuant to the Exchange Offer, except as otherwise provided for in Instruction 8 of the Consent and Letter of Transmittal.

     The Exchange Offer is being made, and the Consent Solicitation is being conducted, solely pursuant to the Amended Offering Circular and the Consent and Letter of Transmittal.

     The Amended Offering Circular and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Existing Notes, New Senior Notes or New Exchangeable Notes in any circumstances under which such offer or solicitation is unlawful. The Amended Offering Circular and any related documents also do not constitute a solicitation of a Consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.

     Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation, or requests for additional copies of the enclosed materials, should be directed to the Information Agent or the Exchange Agent at the addresses or telephone or facsimile numbers set forth on the back cover page of the Amended Offering Circular.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER, THE COMPANY, THE INFORMATION AGENT, THE EXCHANGE AGENT OR THE TRUSTEE NOR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO OR IN CONNECTION WITH THE EXCHANGE OFFER AND/OR CONSENT SOLICITATION, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY MADE THEREIN. IF ANY SUCH DOCUMENT IS USED OR ANY SUCH STATEMENT IS MADE, IT SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER, THE COMPANY, THE INFORMATION AGENT, THE EXCHANGE AGENT OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

                                       Very truly yours,

                                       POLYTAMA INTERNATIONAL FINANCE B.V.
                                       P.T. POLYTAMA PROPINDO
Enclosures

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